As filed with the Securities and Exchange Commission on April 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Yesway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5411	86-3446060
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2301 Eagle Parkway

Fort Worth, TX 76177

Telephone: (682) 428-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kurt M. Zernich

General Counsel

2301 Eagle Parkway

Fort Worth, TX 76177

Telephone: (682) 428-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ian D. Schuman, Esq. Stelios G. Saffos, Esq. Drew Capurro, Esq. Latham & Watkins LLP 1271 Avenue of Americas New York, NY 10020 Telephone: (212) 906-1200 Fax: (212) 751-4864	Michael Kim, Esq. Lona Nallengara, Esq. Allen Overy Shearman Sterling US LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 848-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-294679

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed by Yesway, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Registrant’s prior Registration Statement on Form S-1 (File No. 333-294679), including all amendments and exhibits thereto (the “Prior Registration Statement”), initially filed by the Registrant on March 27, 2026 and declared effective by the SEC on April 21, 2026. The Prior Registration Statement is incorporated herein by reference.

We are filing this Registration Statement for the sole purpose of registering the sale of an additional 53,489 shares of Class A common stock, which includes 6,977 shares of Class A common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Prior Registration Statement, are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit
5.1*	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement).
23.1	Consent of BDO USA, P.C., as to Yesway, Inc.
23.2	Consent of BDO USA, P.C., as to BW Ultimate Parent, LLC.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
107	Filing Fee Table.

*	Previously filed with the Prior Registration Statement and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, Yesway, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, state of Texas, on this 21st day of April, 2026.

YESWAY, INC.

By:	/s/ Thomas N. Trkla
Name:	Thomas N. Trkla
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date

/s/ Thomas N. Trkla	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 21, 2026
Thomas N. Trkla

/s/ Ericka L. Ayles	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 21, 2026
Ericka L. Ayles